UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 3, 2007

Date of Report

(Date of earliest event reported)

AMIS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50397	51-0309588
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2300 Buckskin Road, Pocatello, Idaho 83201

(Address of principal executive offices, including Zip Code)

208-233-4690

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

AMIS Holdings, Inc. (the “Company”), parent company of AMI Semiconductor, a leading designer and manufacturer of state-of-the-art mixed-signal and digital products, today announced that on July 3, 2007, S. Atiq Raza notified the Company of his intention to resign from the Board of Directors effective August 15, 2007. Mr. Raza stated that he is not leaving as the result of any disagreement with the Company. Mr Raza joined the Board of Directors of the Company in April 2004.

“We’ve been honored to have Atiq Raza serve on our Board of Directors. He has provided the Company with sage advice based on his in-depth knowledge of the semiconductor industry and his unique insight will be missed,” said Christine King, chief executive officer of AMIS Holdings, Inc.

“I have enjoyed my time serving on the AMIS Board of Directors and wish Christine King and AMI Semiconductor the very best,” said Mr. Raza.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2007	/s/ CHRISTINE KING
Christine King
Chief Executive Officer